                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) Of The Securities Exchange Act of 1934


Filed by the Registrant [X]
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Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Valley Forge Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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

                            VALLEY FORGE CORPORATION
                         100 SMITH RANCH ROAD, SUITE 326
                          SAN RAFAEL, CALIFORNIA 94903

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING


TO OUR STOCKHOLDERS:

The annual meeting of the stockholders of Valley Forge Corporation, a Delaware corporation, will be held on June 10, 1998, at 10:00 a.m., Pacific Standard time, at the offices of the Company, located at 100 Smith Ranch Road, Suite 326, San Rafael, California 94903. The items of business to be transacted at this meeting are as follows:

      1. Election of the Board of Directors of five people for the ensuing year.

      2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Corporation for the 1998 fiscal year.

      3. Approval and adoption of an amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.50 per share, from 5,000,000 to 10,000,000 shares.

      4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has specified April 22, 1998, at the close of business as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the annual meeting. A list of the stockholders entitled to vote at the annual meeting will be available for the examination of any stockholder at the meeting and at the offices of the Corporation during the ten days immediately preceding the annual meeting.

The Proxy Statement for the annual meeting is set forth on the following pages.

So that as many shares as possible may be represented at this meeting, we urge you to promptly sign, date, and return your proxy in the enclosed, self-addressed envelope. If you attend the meeting, you may revoke the proxy and vote your shares in person if you desire to do so.

                                                  Sincerely,



                                                  Monica J. Burke
                                                  Secretary - Treasurer

Dated:  April 28, 1998

                    PROXY STATEMENT OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 10, 1998

                               GENERAL INFORMATION

This Proxy Statement and the accompanying Proxy and other enclosures are being mailed beginning April 28, 1998, to holders of common stock of Valley Forge Corporation, a Delaware Corporation (the "Company"), in connection with the annual meeting of stockholders to be held on June 10, 1998, at 10:00 a.m., Pacific Standard time, at the Company's offices at 100 Smith Ranch Road, Suite 326, San Rafael, California 94903, or at any adjournment thereof (the "Meeting"). Proxies are solicited by the Board of Directors to provide all stockholders of the Company with the opportunity to vote. Shares may only be voted at the Meeting if the stockholder is present in person or is represented by a proxy.

COSTS OF SOLICITATION OF PROXIES

The Company will bear the cost of preparing, mailing, and soliciting Proxies. In addition to solicitations by mail, the directors, officers, and regular employees of the Company may solicit proxies personally and by telephone, telegraph, or other means, for which they will receive no compensation in addition to their normal compensation.

VOTING RIGHTS AND REVOCABILITY OF PROXIES

Only holders of the Company's common stock, par value $.50 per share ("Common Stock"), of record at the close of business on April 22, 1998, are entitled to notice of and to vote at the Meeting. Holders of the Common Stock will be entitled to one vote on all matters properly coming before the Meeting for each share registered in their names on the record date specified above. On March 31, 1998, 4,146,358 shares of the Company's Common Stock were issued, of which 4,106,839 shares were outstanding and will be entitled to vote at the Meeting (39,519 shares of Common Stock are treasury shares and are not entitled to vote). The Company has no other classes of securities issued and outstanding.

On July 28, 1997, the Company's Board of Directors authorized a three-for-two stock split effected in the form of a 50% stock dividend distributed on September 16, 1997, to shareholders of record on September 5, 1997. Accordingly, unless otherwise indicated, all information contained in this proxy reflects this stock split.

The By-Laws of the Company require that a quorum be present at all meetings of stockholders before the stockholders may conduct business. A quorum consists of the holders of record of a majority of the issued and outstanding shares of Common Stock that are entitled to vote at the meeting and are present in person or by proxy.

When a proxy is returned properly signed and dated, the person designated as proxy shall vote the shares represented by the proxy in accordance with the stockholder's directions. If a proxy is signed, dated, and returned without specifying choices on one or more matters presented to the stockholders, the shares will be voted on such matter or matters as recommended by the Company's Board of Directors.

Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each stockholder is entitled to one vote, in person or by proxy, for each share of stock held of record in his or her name on the books of the Company as of the record date on any matter submitted to the stockholders. The Company's By-Laws do not authorize cumulative voting. Approval of Item Three requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting. Abstentions from voting on any matter other than in the election of directors will have the effect of a vote "AGAINST" the proposal.

A stockholder giving a proxy may revoke it by (i) delivering a written notice of revocation to the Secretary of the Company at the office of the Company identified above at any time before the commencement of the Meeting or any adjournments thereof; (ii) attending the Meeting in person and voting; or (iii) executing a proxy bearing a date and time later than that of the proxy to be revoked. Revocation of the proxy will not affect any vote previously taken.

Unless revoked, the shares of Common Stock represented by proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, your shares of Common Stock will be voted in favor (i) "FOR" the election of the nominees for director set forth herein; (ii) "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and (iii) "FOR" the approval and adoption of an amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of common stock from 5 million to 10 million.

The Meeting has been called for the purposes set forth in the Notice of Annual Stockholders' Meeting (the "Notice") to which this Proxy Statement is appended. The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Meeting for stockholder action, but if any other matters properly come before the Meeting, votes thereon will be cast by the proxy holder in accordance with her best judgment.

If a stockholder wishes to give a proxy to someone other than the person indicated on the accompanying proxy, he must cross out the names appearing on the proxy and insert the name or names of another person or persons to act as proxies. The signed proxy must be presented at the Meeting by the person or persons representing the stockholder.

A copy of the Company's 1997 Annual Report to its stockholders is enclosed herewith. Stockholders may obtain additional copies of the Annual Report without charge upon written request to the Company's Secretary at the Company's offices.

ITEM 1.  ELECTION OF DIRECTORS

The Company's By-Laws authorize a Board of Directors of five persons. At the Company's 1997 annual meeting of stockholders, Messrs. Bloom, Desloge, Brining, Dressel, and Warner were elected.

The Board of Directors has nominated all of its present members for election as directors for a term of one year or until their successors are elected and qualified.

All nominees have indicated their willingness to serve and, unless otherwise specified on the proxy, it is the intention of the proxy holder to vote for the Nominees listed below. No proxy may be voted for more than five persons. If events not now known or anticipated make any of the Nominees unable to serve, the Proxies will be voted at the discretion of the proxy holder. In the election of directors, the five persons receiving the highest number of votes will be elected.

The following sets forth biographical information of the five nominees for director and of the Executive Officers of the Company:

                                                                                                  YEAR FIRST
      NAME AND AGE                                        PRINCIPAL OCCUPATION                ELECTED DIRECTOR
      NOMINEES FOR DIRECTORS:
      Martin J. Bloom (67)                  Co-Chairman of the Board since July 1984                1983
      100 Smith Ranch Road, Suite 326
      San Rafael, CA 94903-1994

      Theodore P. Desloge, Jr. (58)         Co-Chairman of the Board since July 1984                1983
      100 Smith Ranch Road, Suite 326
      San Rafael, CA 94903-1994

      David R. Brining (55)                 President, Chief Executive Officer, and Director        1981
      100 Smith Ranch Road, Suite 326             of the Company since July 1981
      San Rafael, CA 94903-1994

      Phillip F. Dressel (61)               Retired, formerly President of Consolidated             1985
      100 Smith Ranch Road, Suite 326             Flavor Corporation
      San Rafael, CA 94903-1994

      Dale J. Warner (75)                   Retired, formerly a Director of Gits Bros. Mfg.         1983
      100 Smith Ranch Road, Suite 326             Co., a subsidiary of the Company
      San Rafael, CA 94903-1994

      EXECUTIVE OFFICER:
      Monica J. Burke (46)                  Vice President Finance, Chief Financial Officer,
                                            and Secretary of the Company


Mr. Bloom has been a Director of the Company since 1983, Co-Chairman of the Board since 1984, and is a Director of most of the Company's subsidiaries. He is a past Director and Chairman of the Board of Park `N Fly, Inc., an operator of off-airport parking services.

Mr. Desloge has been a Director of the Company since 1983 and Co-Chairman of the Board since 1984. He is a past Director and President of Park `N Fly, Inc.

Mr. Brining has been President, CEO, and a Director of the Company since 1981. He has served as a Director or Chairman of each of the Company's subsidiaries since their acquisition.

Mr. Dressel has been a Director of the Company since 1985. Until January 1996, he was Chairman of the Board and President of Consolidated Flavor Corporation, a privately held flavoring business located in St. Louis, Missouri.

Mr. Warner has been a Director of the Company since 1983. He was a Director of Gits Bros. Mfg. Co until June 1990.

Ms. Burke has served as CFO, V.P. Finance, and Secretary since 1988.

None of the directors, nominees for director, or Executive Officers were selected pursuant to any arrangement or understanding. There are no family relationships among directors or Executive Officers of the Company, and as of the date hereof, no directorships are held by any director with a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except for Mr. Desloge, who is a director of Mississippi Valley Bancshares, a bank holding company.

THE BOARD OF DIRECTORS AND COMMITTEES

The Corporation's Board of Directors met twice during 1997. The Board of Directors has two committees, the Compensation Committee and the Audit Committee, and does not have a nominating committee. All of the persons who were directors of the Company during 1997 attended at least 75% of (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which they served.

The members of the Audit Committee are Messrs. Brining, Dressel, and Warner. The Audit Committee met once during 1997. The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the Company's independent accountants.

The members of the Compensation Committee are Messrs. Bloom, Desloge, and Dressel. For a description of the functions of the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation." The Committee met once during 1997.

TRANSACTIONS WITH DIRECTORS

Since 1994, the Company has borrowed $400,000 from Bloom and Desloge Enterprises, Inc., a corporation in which Messrs. Bloom and Desloge are each 50% stockholders. The borrowing was evidenced by short-term notes with original maturities of 13 weeks which were renewable. At December 31, 1997, the $400,000 note bore interest at 6.66% and was repaid upon maturity on March 31, 1998.

See Director's Compensation for discussion of other transactions with directors.

SECTION 16(a) BENEFICIAL OWNERSHIP

Under Section 16(a) of the Exchange Act, the Company's directors, Executive Officers, and any persons holding ten percent or more of Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Mr. Dressel was delinquent in filing a Form 4 for one transaction during 1997 in which a trust for the benefit of his wife acquired 1,245 shares of Common Stock.

                               SECURITY OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 31, 1998, by (i) each stockholder known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer, (iv) all Executive Officers and directors of the Company as a group. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.

                                                         NUMBER OF SHARES
              BENEFICIAL OWNER                         BENEFICIALLY OWNED(1)        PERCENT(2)
              Martin J. Bloom                                 936,456(3), (4)        22.80%

              Theodore P. Desloge, Jr.                        951,718(4)             23.17%

              David R. Brining                                384,712(5)              9.18%

              Phillip F. Dressel                              118,573(6)              2.89%

              All directors and officers as a group         2,409,459(7)             57.46%

              FMR Corp.
              82 Devonshire Street
              Boston, MA  02109                               405,000(8)              9.86%

(1) Except as otherwise noted, each person has sole voting and investment power with respect to the shares listed, subject to community property laws where applicable.

(2) Includes all issued and outstanding shares of Common Stock and all options to acquire Common Stock exercisable within 60 days.

(3) Does not include 22,500 shares (.55%) owned by Mr. Bloom's wife with respect to which Mr. Bloom disclaims beneficial ownership.

(4) Includes 190,278 shares owned by Bloom & Desloge Enterprises, Inc., a corporation in which Messrs. Bloom and Desloge are each 50% stockholders. Bloom and Desloge Enterprises, Inc. owns a total of 380,556 shares of common stock.

(5) Includes currently exercisable options to purchase 84,375 shares at $7.39 per share. Does not include 2,137 shares (.05%) owned by Mr. Brining's wife with respect to which Mr. Brining disclaims beneficial ownership.

(6) Represents shares deposited under trust agreements for the benefit of Mr. Dressel. Does not include 1,245 shares (.03%) held in trust by Mr. Dressel's wife with respect to which Mr. Dressel disclaims beneficial ownership.

(7) Includes options to purchase 2,250 shares at $9.08 per share purchasable by an officer. In addition to the disclaimed shares described in (2) and
      (4) above, does not include 8,100 shares (.20%) held in trust for the benefit of Mr. Warner's wife with respect to which Mr. Warner disclaims beneficial ownership.

(8) Based solely upon a Schedule 13G dated February 14, 1998. Of the 405,000 shares shown as beneficially owned by FMR Corp., 405,000 are beneficially owned by Fidelity Management Research Company ("Fidelity Research"), a wholly-owned subsidiary of FMR Corp. and investment advisor of investment companies. FMR Corporation and its chairman, Edward C. Johnson 3rd, each has sole power to dispose of the shares owned by Fidelity Research, but neither FMR Corp. nor Mr. Johnson has the sole power to vote or to direct the voting of such shares.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS' COMPENSATION

The following table shows certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other named executive officer ("Executive Officers") of the company whose compensation exceeds $100,000.


                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION
                                         --------------------------------------------        LONG-TERM
       NAME AND           FISCAL                                           OTHER ANNUAL     COMPENSATION         ALL OTHER
  PRINCIPAL POSITION       YEAR           SALARY            BONUS         COMPENSATION(1)      OPTIONS        COMPENSATION(2)

David R. Brining,          1997          $317,050          $263,600          $  6,328                 0          $ 20,500
CEO(3)                     1996           300,067            77,250             6,203                 0            17,149
                           1995           276,317           135,725             6,600                 0            17,073

Monica J. Burke,           1997           119,583            62,500                 0                 0            15,060
CFO(3)                     1996           114,583            19,675                 0             4,500            13,256
                           1995           109,667            31,500                 0                 0            13,514

(1) In August 1987 and incident to the relocation of the corporate headquarters from St. Louis, Missouri to San Rafael, California, the Company accepted a $75,000 demand, non-interest bearing note from Mr. Brining. The amounts included under Other Annual Compensation represent interest calculated at the prime rate on the demand note. In January 1998, Mr. Brining paid the note in full.

(2)   Represents amounts contributed to the Company's two profit sharing plans.

(3) Mr. Brining and Ms. Burke also serve as officers of each of the Company's subsidiaries.

OPTION GRANTS IN 1997

None to Named Executives.

OPTION EXERCISES AND HOLDINGS

The following table provides information with respect to the Executive Officers concerning the exercise of options during the fiscal year ended December 31, 1997, and unexercised options held by the Executive Officers as of December 31, 1997:

               Aggregated Option(1) Exercises in Fiscal Year 1997
                        and Fiscal Year-End Option Values

                                                                                                       VALUE OF UNEXERCISED,
                                                                 NUMBER OF UNEXERCISED                      IN THE MONEY
                            SHARES                              OPTIONS HELD AT YEAR END            OPTIONS HELD AT YEAR END(2)
NAMED                     ACQUIRED ON          VALUE           -----------------------------      ------------------------------
EXECUTIVES                 EXERCISE          REALIZED         EXERCISABLE     UNEXERCISABLE      Exercisable      UNEXERCISABLE
David R. Brining                 0          $      0            84,375            28,125          $589,359          $196,453

Monica J. Burke             10,125            88,898             1,125             3,375             5,957            17,871

(1)   The Company has no plans pursuant to which stock appreciation rights
      (SARs) may be granted.

(2) Value of unexercised "in the money" options is the difference between the market price of the Common Stock on December 31, 1997 ($14.375 per share) and the exercise price of the option, multiplied by the number of shares.

EMPLOYMENT AGREEMENTS

There are no employment contracts or termination agreements with the Executive Officers.

STOCK OPTIONS

The Board of Directors adopted the Company's 1987 Stock Option Plan ("Stock Option Plan") on May 29, 1987, which was most recently amended, restated, and approved by the Company's shareholders at the 1996 Annual Meeting of Shareholders. As of March 31, 1998, there were 1,125,000 shares of common stock reserved for issuance under the Stock Option Plan, of which 419,750 shares had been issued upon exercise of options, 307,875 shares were subject to outstanding options, and 397,375 were available for granting new options.

The purpose of the Stock Option Plan is to enable the Company and its subsidiaries to attract, retain and motivate officers, directors, employees, and independent contractors by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors, to attract such directors and further align their interests with those of the Company's shareholders by providing for or increasing their proprietary interests in the Company. The Stock Option Plan authorizes the grant of options which qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended, and options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options").

The Stock Option Plan is currently administered by the Compensation Committee of the Company. The Compensation Committee has full power and authority in its discretion to take any and all action required or permitted to be taken under the Stock Option Plan, including the selection of participants to whom stock options may be granted, the determination of the number of shares which may be covered by stock options, the exercise price, and other terms and conditions thereof.

If any option granted under the Stock Option Plan shall for any reason expire, be canceled, or otherwise terminate without having been exercised in full, the shares not purchased under such option shall again become available for the Stock Option Plan. Generally, the exercise price of each option is determined by the Board of Directors or the Compensation Committee and is not less than 100% of the fair market value of the Common Stock subject to the option on the date the option is granted. Typically, the purchase price of Common Stock acquired pursuant to an option shall be paid in cash or check payable to the order of the Company at the time the option is exercised. In general, no option under the Stock Option Plan may extend more than ten years from the date of grant.

Except in the case of a reincorporation merger, the Stock Option Plan and any option or portion thereof not exercised will terminate upon the occurrence of a terminating event, including, but not limited to, a liquidation, reorganization, merger, or consolidation of the Company with another corporation as a result of which the Company is not the surviving or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Triggering Event"). The Committee shall notify each optionee not less than thirty days prior thereto of the pendency of a Triggering Event. Upon delivery of such notice, any option outstanding shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Stock Option Plan and subject to the consummation of the Triggering Event. The Board of Directors may also suspend or terminate the Stock Option Plan at any time. Unless sooner terminated, the Stock Option Plan shall terminate ten years from its effective date, June 12, 1996.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company establishes, implements, and monitors general policies regarding compensation for the Company's employees, adopts and amends employee compensation plans, and approves specific compensation levels for the Company's executive officers, including the named Executive Officers. Currently, the members of the Compensation Committee are Martin J. Bloom, Theodore P. Desloge, Jr., and Phillip F. Dressel. Each member of the Compensation Committee is a non-employee director of the Company.

Set forth below is a report of the Compensation Committee addressing the Company's compensation policies for 1997 applicable to the Company's executives, including the Executive Officers.

The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company's compensation programs reflect the philosophy that executive compensation levels should be linked to Company performance, yet be competitive and consistent with that provided to others holding positions of similar responsibility in the recreational products and manufactured industrial products industries. The Company's compensation plans are designed to assist the Company in attracting and retaining qualified employees critical to the Company's long-term success, while enhancing employees' incentives to perform to their fullest abilities to increase profitability and thus maximize shareholder value.

Salary Compensation

The Company pays cash salaries which it believes are competitive with salaries paid to executives of other similar sized companies in the recreational products or manufactured industrial products industries based upon the individual's experience and past and potential contribution to the Company. The Compensation Committee receives information about the compensation practices of those similar companies from outside consultants.

Mr. Brining's annual base salary was $317,050 for 1997. This amount represents an increase of $16,983, or 5.7%, over Mr. Brining's base salary for 1996. The Compensation Committee sought to set Mr. Brining's base compensation at a level that was competitive with the base compensation paid to chief executive officers by similar sized companies in the recreational or manufactured industrial products industries.

Subsidiary Incentive Compensation Plan

In 1990, as a result of Mr. Brining's recommendation and efforts, the Company developed and implemented the Subsidiary Incentive Compensation Plan (the "Bonus Plan") whereby individual compensation is directly linked to the performance of the Company's subsidiary (the "Subsidiaries" or "Subsidiary"). The Bonus Plan and the Company's salary deferral 401(k) Plan (the "401(k) Plan"), and the Company's Profit Sharing Plan (the "Profit Sharing Plan") are the three programs under which employees of the Company or the Subsidiaries may receive cash contributions and/or bonuses. The Executive Officers are not eligible to receive bonuses under this Bonus

Plan. However, the Executive Officers are eligible for bonuses under the Valley Forge Corporate Incentive Compensation Plan (the "Corporate Bonus Plan").

Valley Forge Corporate Incentive Compensation Plan

The Compensation Committee authorized the payment of bonus compensation in 1997 to Mr. Brining and Ms. Burke based upon the Company's achievement of sales and return on equity objectives set by the Compensation Committee no more frequently than annually. The specific bonuses for Mr. Brining and Ms. Burke were 83% and 52%, respectively, of his and her base salaries.

401(k) Plan

The Company adopted the salary deferral 401(k) Plan in August 1992 that benefits all employees at the corporate headquarters and certain domestic subsidiaries in which the Company has an ownership interest in excess of 80%. The 401(k) Plan is a pretax salary deduction retirement program with a mandatory matching funds feature. It encourages participants to adopt a regular savings program to defer part of their pretax compensation to provide security for their retirement. Employees who meet certain service and length of employment requirements are eligible to participate. The Company provides matching contributions of 100% of the employee's own contributions into the 401(k) Plan, up to 3% of each employee's covered compensation. For 1997, the Company made matching contributions to the 401(k) Plan of $4,800 and $4,268 for the benefit of Mr. Brining and Ms. Burke, respectively.

Profit Sharing Plan

The Company sponsors a profit sharing plan for the benefit of the corporate headquarters and two Subsidiaries. The Chief Executive Officer of the Company makes a discretionary allocation of the compensation amount calculated pursuant to the Corporate Bonus Plan to be contributed to the Profit Sharing Plan (the "Profit Sharing Amount") for the benefit of the eligible employees of the corporate headquarters at the close of the fiscal year. The Profit Sharing Amount is distributed to eligible employees in proportion primarily to the employee's base salary of such year. The Company made a profit sharing contribution of 6.1% of the Executive Officers' aggregate base salary to the Executive Officers for 1997 from the Profit Sharing Amount.

Stock-Based Compensation

The Company also believes that stock ownership by directors, officers, employees, and consultants provides valuable long-term incentives for such persons who will benefit as the Common Stock price increases and that stock-based performance compensation arrangements are beneficial in aligning employees' and stockholders' interests. Further, the Company believes that the Company's policy of encouraging stock ownership serves an important function in attracting, retaining, and motivating such persons, and accordingly, in the growth and success of the Company. To facilitate these objectives, the Company adopted the Stock Option Plan in 1987, which was most recently amended and restated in 1996.

Through the Stock Option Plan, stock options have been granted to employees of the Company, including the Executive Officers. Non-employee directors and consultants are eligible to participate in the Stock Option Plan, but at the present time there are no outstanding stock options held by such persons and none have ever been exercised. The Stock Option Plan is administered by the Compensation Committee.

Other Compensation

The Executive Officers also participate in the Company's broad-based employee benefit plans, such as the Company's medical, supplemental disability, and term life insurance plans.

Currently, the Company's compensation programs described above, including stock option plans, will not qualify for the exception to the $1,000,000 limit under
Section 162(m) of the Internal Revenue Code on total compensation for named executives as structured. The Compensation Committee has no plans to revise the Company's compensation programs to qualify for the exception since the level of total compensation for each named executive is not currently subject to this limit nor is it expected to exceed this limit in the foreseeable future.


                                        COMPENSATION COMMITTEE


                                        Martin J. Bloom, Chairman
                                        Theodore P. Desloge, Jr.
                                        Phillip F. Dressel



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Desloge and Mr. Bloom are members of the Compensation Committee and their compensation arrangements are discussed under Directors' Compensation.

PERFORMANCE GRAPH

The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Valley Forge Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph on the following page compares the Company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the American Stock Exchange ("AMEX") market index; and (ii) the cumulative total return of peer companies ("Peer Group") selected by the Company in good faith1 over the period from December 31, 1992 through December 31, 1997. Each member of the Peer Group is a publicly traded, diversified manufacturing company whose three principal lines of business match three of the Company's top four principal lines of business, and whose revenues are less than $2.2 billion. The graph assumes an initial investment of $100 and reinvestment of dividends. This graph is not necessarily indicative of future price performance.



--------
1 The Peer Group includes Augat Inc. (through 12/11/96), Bel Fuse Inc., Joslyn Corp. (through 10/31/95), La Barge Inc., Molex Inc., Powell Industries Inc., and Thomas & Betts Corp. Augat Inc. is included in the Peer Group composite until its acquisition on December 11, 1996, by Thomas & Betts Corp. (also a member of the Peer Group). Joslyn Corp. is included in the Peer Group composite until its acquisition on October 31, 1995, by Danaher Corp. Assumes $100 invested on 12/31/92 in Valley Forge common stock, Peer Group Companies (weighted by market capitalization), and the American Stock Exchange index (AMEX). Assumes reinvested dividends. Fiscal year ends December 31.

11

                                PERFORMANCE GRAPH

             COMPARES THE CUMULATIVE TOTAL SHAREHOLDER RETURN AMONG VALLEY FORGE CORPORATION, PEER GROUP INDEX, AND AMEX MARKET INDEX.


                        1992                1993                 1994                1995                1996                1997
                        ----                ----                 ----                ----                ----                ----
Valley  Forge        $100.00             $111.97              $153.21             $160.15             $180.02             $267.22
Peer Group            100.00              106.29               123.77              139.43              180.87              211.03
AMEX                  100.00              119.52               108.63              137.32              146.10              171.48

DIRECTORS' COMPENSATION

The Company entered into consulting agreements with Messrs. Bloom and Desloge in 1983. Pursuant to the terms of the agreements, Messrs. Bloom and Desloge are to provide the Company with advice on any corporate acquisitions, retention of corporate assets, evaluation of key personnel, evaluation of the operations of subsidiaries, supervision of new product development, and general strategic planning. The agreements are renewable annually on December 31 with the consulting fee for the succeeding year set at that time. The Company agreed to a fee of $75,000 for Mr. Bloom and $50,000 for Mr. Desloge for 1997. The Company has also retained Mr. Warner in a consulting role for a fee of $8,400, which is renewable each year. In addition, the Company generally pays directors $500 for each board meeting attended.

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the accounts of the Company and its Subsidiaries for its current fiscal year ending December 31, 1998. Although the appointment of independent auditors is not required to be approved by stockholders, the Board believes that stockholders should participate in the appointment through ratification. If a majority of the stockholders voting do not ratify the appointment, the Audit Committee of the Board of Directors will reconsider its action.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have an opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions.

On June 6, 1997, Valley Forge Corporation selected Deloitte & Touche LLP as the certifying accountants to audit the Registrant's financial statements. The Registrant's former auditors, Coopers & Lybrand L.L.P., were dismissed effective the same day. The Board of Directors of Valley Forge Corporation approved the decision to dismiss Coopers & Lybrand L.L.P. and to appoint Deloitte and Touche LLP.

In connection with the audits of the two most recent years and the subsequent interim period, there were no disagreements with Coopers & Lybrand L.L.P. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Coopers & Lybrand L.L.P.'s report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Board of Directors recommends that you VOTE FOR ratification of its appointment of Deloitte & Touche LLP as the Company's independent auditors.

ITEM 3 - AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company's Board of Directors has unanimously approved and proposes and recommends the adoption of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 5 million shares to 10 million shares. No increase is proposed in the number of preferred shares that are currently authorized.

The first paragraph of Article IV of the Certificate of Incorporation would be amended to read as follows:

            The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of stock which the Corporation shall have authority to issue is Eleven Million (11,000,000) shares, consisting of Ten Million (10,000,000) shares of Common Stock, par value $.50 (the "COMMON STOCK") and One Million (1,000,000) shares of Preferred Stock, no par value (the "PREFERRED STOCK"). Shares of Common Stock and Preferred Stock are referred to herein as the "SHARES").

When the Company reincorporated in Delaware in June 1997, its certificate of incorporation authorized 5 million shares of common stock, of which approximately 2.8 million shares were outstanding. On July 28, 1997, the Company's Board of Directors authorized a 3-for-2 common stock split effected in the form of a 50% stock dividend distributed on September 16, 1997, to stockholders of record on September 5, 1997. Upon completion of the stock split, the number of shares of outstanding common stock increased to approximately 4.1 million shares. As a result, the Company would not have enough authorized but unissued shares of common stock to effect further stock splits if the Board of Directors desired to authorize such an action.

Therefore, to have sufficient number of shares of common stock available for issuance in connection with subsequent stock splits, acquisitions, financings, compensation and benefit plans, and other proper corporate purposes, the Board of Directors recommends increasing the number of authorized shares. Although the Company has no specific plans at this time for the use of the additional common stock, having such additional authorized shares available for issuance in the future would give the Company greater flexibility and would allow such shares to be issued without the expense and delay of a special shareowners' meeting. The additional common stock would be identical to the common stock the Company now has authorized. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company. Although the Board of Directors has no present intention of doing so, the additional shares of common stock could be used to make it more difficult to effect a change in control of the Company. The Company has other defenses available against coercive or unfair acts of third parties that are designed to effect a change in control of the Company. Presently, the Board of Directors knows of no such attempt to obtain control of the Company.

The Board of Directors Recommends a Vote "FOR" the Amendment of Article IV of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 to 10,000,000 shares.

                              STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholders' action, consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year's annual meeting, it must be received by the Secretary of the Company at the Company's principal office on or before January 2, 1999, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

The Board of Directors knows of no matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. If other matters properly do come before the Meeting, the persons named in the accompanying proxy will vote said proxy in accordance with their judgment. It is important that proxies be returned promptly. Therefore, stockholders are urged to promptly sign, date, and return the proxy in the attached stamped and addressed envelope.

Proxies, ballots, and voting tabulations identifying stockholders are secret and will not be available to anyone, except as actually necessary to meet legal requirements.

Stockholders may obtain without charge, copies of the Company's annual report on Form 10-K for the year ended December 31, 1997, and all financial statements and schedules thereto as filed with the SEC by writing the Company's Secretary, Ms. Monica J. Burke, 100 Smith Ranch Road, Suite 326, San Rafael, California 94903.

                                             BY ORDER OF THE BOARD OF DIRECTORS




                                             MONICA J. BURKE
                                             SECRETARY - TREASURER



Date:  April 28, 1998

                         VALLEY FORGE CORPORATION PROXY


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALLEY FORGE CORPORATION. The undersigned, revoking all previous proxies, hereby appoints Monica J. Burke as Proxy with the power to appoint her substitute, and hereby authorizes her to represent and vote, as designated below, all of the shares of common stock of Valley Forge Corporation (the "Corporation") held of record by the undersigned on April 22, 1998, at the annual meeting of stockholders to be held on June 10, 1998, or at any adjournment thereof.

ITEM 1. ELECTION OF DIRECTORS

        _____ FOR all nominees listed below (except as marked to the contrary below).

        _____  WITHHOLD AUTHORITY to vote for all nominees listed below.

        INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through the nominee's name in the list below:

            Martin J. Bloom         Theodore P. Desloge, Jr.
            David R. Brining        Phillip F. Dressel            Dale J. Warner

ITEM 2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE CORPORATION'S INDEPENDENT AUDITORS FOR 1998

        ______ FOR                ______ AGAINST                  ______ ABSTAIN

ITEM 3. APPROVAL AND ADOPTION OF AN AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 5 MILLION TO 10 MILLION

        ______ FOR                ______ AGAINST                  ______ ABSTAIN


      In her discretion, the Proxy is authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, DATED, AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR DESIGNATED IN
ITEM 1, FOR ITEM 2, AND FOR ITEM 3.

      PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized partner.

                                             DATED:  _____________________, 1998

                                             ___________________________________
                                             Signature

                                             ___________________________________
                                             Signature if held jointly



   PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.